Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick J. McHale, James A. Graner, Caroline M. Chambers, Karen Park Gallivan, or any of them severally, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed under the Securities Act of 1933 for the registration of 5,000,000 shares of Common Stock of Graco Inc. under the Graco Inc. 2006 Employee Stock Purchase Plan and any and all post-effective amendments thereto, and to file such registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, this Power of Attorney has been signed by the following persons on April 20, 2012.

/s/ Lee R. Mitau
Lee R. Mitau

/s/ William J. Carroll
William J. Carroll

/s/ Eric P. Etchart
Eric P. Etchart

/s/ Jack W. Eugster
Jack W. Eugster

/s/ J. Kevin Gilligan
J. Kevin Gilligan

/s/ Marti Morfitt
Marti Morfitt

/s/ Patrick J. McHale
Patrick J. McHale

/s/ William G. Van Dyke
William G. Van Dyke

/s/ R. William Van Sant
R. William Van Sant